SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 16,2004

(Date of report)

OLD SECOND BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-10537	36-3143493
(Commission File Number)	(IRS Employer Identification No.)

37 South River Street Aurora, Illinois 60507
(Address of principal executive offices)(Zip Code)

(630) 892-0202
(Registrant’s telephone number, including area code)

Item 5.            Other Events and Regulation FD Disclosure

On September 24, 2001, Sheryl H. Kuzman brought suit against Old Second Bank-Yorkville, a wholly owned subsidiary of Old Second Bancorp Inc. and formerly known as Yorkville National Bank, in the 12th Judicial Circuit Court, Will County, Illinois.  The plaintiff alleged defamation by the bank and a bank official and sought monetary damages.  On March 30, 2004, a jury verdict in favor of the plaintiff was entered awarding approximately $700,000 in compensatory damages and $1.5 million in punitive damages. Old Second intends to file post-trial motions, including a request to overturn the verdict or grant a new trial, or, in the alternative, reduce the amount awarded by the jury.  If those motions are not granted, Old Second expects to appeal to the Third Appellate District of the State of Illinois.

Old Second has not taken a charge against earnings in its financial statements for the quarter ended March 31, 2004 related to this matter.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits

(a)           Financial Statements of Business Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Exhibits.

99.1  Press release dated April 16, 2004

Item 12.         Results of Operations and Financial Condition

On April 16, 2004, Old Second issued a press release announcing its earnings for the fiscal quarter ended March 31, 2004.  The press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP INC.
(Registrant)
Date: April 16, 2004

	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Senior Vice President and Chief Financial Officer